Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Daniel Hunter, the Chief Executive Officer, Principal Executive Officer and Chairman of the Board of Directors of FinMetal Mining Ltd., and Kenneth Phillippe, the Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer of FinMetal Mining Ltd., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB of FinMetal Mining Ltd., for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of FinMetal Mining Ltd.
"Daniel Hunter" By: Daniel Hunter Title: Chief Executive Officer, Principal Executive Officer and Chairman of Board of Directors Date: April 15, 2008
"Kenneth Phillippe" Kenneth Phillippe Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer Date: April 15, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to FinMetal Mining Ltd. and will be retained by FinMetal Mining Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

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